Exhibit 10.7

Nexity Bank
Salary Continuation Agreement
================================================================================

                                                               Prepared 02-06-04
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                            (C)2004 Clark Consulting

This document is provided to assist your legal counsel in documenting your specific arrangement. The laws of the various states may differ considerably, and this specimen is for general information only. It is not a form to be signed, nor is it to be construed as legal advice. Failure to accurately document your arrangement could result in significant losses, whether from claims of those participating in the arrangement, from the heirs and beneficiaries of participants, or from regulatory agencies such as the Internal Revenue Service, the Department of Labor, or bank examiners. License is hereby granted to your legal counsel to use these materials in documenting solely your arrangement.

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Nexity Bank
Salary Continuation Agreement
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                                   NEXITY BANK
                          SALARY CONTINUATION AGREEMENT

      THIS SALARY CONTINUATION AGREEMENT (the "Agreement") is adopted this 20th day of July, 2004, by and between NEXITY BANK, a state-chartered commercial bank located in Birmingham, Alabama (the "Company"), and GREGARY L. LEE (the "Executive").

      The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time. The Company will pay the benefits from its general assets.

      The Company and the Executive agree as provided herein.

                                   Article 1
                                   Definitions

      Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Accrual Balance" means the liability that should be accrued by the Company, under Generally Accepted Accounting Principles ("GAAP"), for the Company's obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion Number 12 ("APB 12") as amended by Statement of Financial Accounting Standards Number 106 ("FAS 106") and the Discount Rate. Any one of a variety of amortization methods may be used to determine the Accrual Balance. However, once chosen, the method must be consistently applied. The Accrual Balance shall be reported by the Company to the Executive on Schedule A.

1.2 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4   "Change of Control" shall mean:

            (a) a change in the ownership of the capital stock of the Company where a corporation, person or group acting in concert (a "Person") as described in Section


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Salary Continuation Agreement
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      14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange
      Act"), holds or acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of shares of capital stock of the Company which constitutes fifty percent (50%) or more of the combined voting power of the Company's then outstanding capital stock then entitled to vote generally in the election of directors; or

            (b) the persons who were members of the Board of Directors of the Company immediately prior to a tender offer, exchange offer, contested election or any combination of the foregoing, cease to constitute a majority of the Board of Directors; or

            (c) the adoption by the Board of Directors of the Company of a merger, consolidation or reorganization plan involving the Company in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company. For purposes of this Agreement, a sale of all or substantially all of the assets of the Company shall be deemed to occur if any Person acquires (or during the 12-month period ending on the date of the most recent acquisition by such Person, has acquired) gross assets of the Company that have an aggregate fair market value equal to fifty percent (50%) of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions; or

            (d) a tender offer or exchange offer is made by any Person which, if successfully completed, would result in such Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) either fifty percent (50%) or more of the Company's outstanding shares of common stock or shares of capital stock having fifty percent (50%) or more the combined voting power of the Company's then outstanding capital stock (other than an offer made by the Company), and sufficient shares are acquired under the offer to cause such person to own fifty percent (50%) or more of the voting power; or

            (e) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in any of the preceding clauses of this Section.

1.5   "Change of Control Benefit" means the benefits described in Section 2.5.

1.6   "Code" means the Internal Revenue Code of 1986, as amended.

1.7 "Constructive Termination of Employment" means the Executive, following a Change of Control, experiences one of the following:

      (i) Without the Executive's express written consent, the assignment to the Executive of any duties or responsibilities inconsistent with the Executive's current


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Nexity Bank
Salary Continuation Agreement
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            positions,    or   a   change   in   the    Executive's    reporting
            responsibilities, titles or offices; and/or

      (ii)  A reduction by the Company in the Executive's base salary.

1.8   "Death Benefit" means the benefit described in Article 3.

1.9 "Disability" shall mean the Executive's inability as a result of physical or mental incapacity to substantially perform, his duties for the Company on a full-time basis, with or without accommodation, for a period of six
      (6) months.

1.10  "Disability Benefit" means the benefit described in Section 2.4.

1.11 "Discount Rate" means the rate used by the Plan Administrator for determining the Accrual Balance. The rate is based on the yield on a 20-year corporate bond rated Aa by Moody's, rounded to the nearest 1/4% The initial Discount Rate is seven percent (7 %). However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.

1.12  "Effective Date" means January 1, 2004.

1.13 "Final Pay" means the current base annual salary of the executive at Termination of Employment.

1.14 "Involuntary Termination of Employment" means the Executive is notified in writing by the Company, that employment with the Company is terminated for reasons other than an approved leave of absence, Voluntary Termination, Constructive Termination of Employment, or Termination for Cause.

1.15 "Involuntary Termination Date" means the month, day and year in which Involuntary Termination occurs.

1.16  "Normal Retirement Age" means the Executive's 65th birthday.

1.17 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.


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Salary Continuation Agreement
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1.18  "Plan Administrator" means the plan administrator described in Article 8.

1.19  "Plan Year" means each  twelve-month  period  commencing  on the Effective
      Date.

1.20 "Projected Final Pay" means Final Pay increased five percent (5%) annually from the date of a Change of Control until Normal Retirement Age.

1.21  "Termination for Cause" has that meaning set forth in Article 5.

1.22 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

1.23 "Voluntary Termination" means the Termination of Employment prior to Normal Retirement Age for reasons other than death, Disability, Involuntary Termination, Constructive Termination of Employment, or Termination for Cause.

1.24 "Voluntary Termination Date" means the month, day and year in which Voluntary Termination occurs.

                                   Article 2
                            Benefits During Lifetime

2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article 2.

      2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is thirty percent (30%) of Final Pay. The Board may, in its discretion, increase this amount by one percent (1%) per Plan Year, up to a maximum annual benefit of forty-five percent (45%) of Final Pay.

      2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The annual benefit shall be paid to the Executive for fifteen (15) years.


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Salary Continuation Agreement
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2.2   Voluntary  Termination Benefit.  Upon Voluntary  Termination before Normal
      Retirement Date, except in the case of a Change of Control and subject to the provisions of Article 5, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article 2.

      2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Voluntary Termination Benefit set forth on Schedule A for the Plan Year during which the Voluntary Termination Date occurs. This benefit is determined by vesting the Executive in ten percent (10%) of the Accrual Balance for each Plan Year until the Executive becomes one hundred percent (100%) vested in the Accrual Balance. For purposes of determining the Executive's vesting percentage, the Executive's years of service prior to the Effective Date shall be considered.

      2.2.2 Payment  of  Benefit.  The  Company  shall  pay the  benefit  to the
            Executive  in  a  lump  sum  within   thirty  (30)  days   following
            Termination of Employment.

2.3 Involuntary Termination Benefit. Upon Involuntary Termination before Normal Retirement Date, except in the case of a Change of Control and subject to the provisions of Article 5, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article 2.

      2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Involuntary Termination Benefit set forth on Schedule A for the Plan Year during which the Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance.

      2.3.2 Payment  of  Benefit.  The  Company  shall  pay the  benefit  to the
            Executive  in  a  lump  sum  within   thirty  (30)  days   following
            Termination of Employment.

2.4 Disability Benefit. Upon Termination of Employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article 2.

      2.4.1 Amount of Benefit. The annual benefit under this Section 2.4 is the Disability Benefit set forth on Schedule A for the Plan Year during which the Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the benefit described in Section 2.1.1 of this Agreement, as determined at the time of the Executive's Termination of Employment due to Disability.


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Nexity Bank
Salary Continuation Agreement
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      2.4.2 Payment of Benefit.  The Company shall pay the annual benefit to the
            Executive in twelve (12) equal monthly installments commencing with the month following Normal Retirement Age. The annual benefit shall be paid to the Executive for fifteen (15) years.

2.5   Change in Control Benefis.

      2.5.1 Involuntary Change of Control Benefit. Upon the Executive's Involuntary Termination of Employment or Constructive Termination of Employment following a Change of Control, the Company shall pay to the Executive the benefit described in this Section 2.5.1 in lieu of any other benefit under this Article 2.

            (a) Amount of Benefit. The annual benefit under this Section 2.5.1 is the Change of Control Benefit set forth on Schedule A for the Plan Year during which Termination of Employment occurs. This benefit is determined by vesting the Executive in forty-five percent (45%) of the Executive's Projected Final Pay

            (b) Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing with the month following Normal Retirement Age. The annual benefit shall be paid to the Executive for fifteen (15) years.

      2.5.2 Voluntary Change of Control Benefit. Upon the Executive's Voluntary Termination of Employment following a Change of Control, the Company shall pay to the Executive the benefit described in this Section
            2.5.2 in lieu of any other benefit under this Article 2.

            (a) Amount of Benefit. The annual benefit under this Section 2.5.2 is the Change of Control Benefit set forth on Schedule A for the Plan Year during which Termination of Employment occurs. This benefit is determined by vesting the Executive in forty-five percent (45%) of the Executive's Final Pay.

            (b) Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing with the month following Normal Retirement Age. The annual benefit shall be paid to the Executive for fifteen (15) years.


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Nexity Bank
Salary Continuation Agreement
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                                   Article 3
                                 Death Benefits

3.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Beneficiary the benefit described in this Section 3. 1. This benefit shall be paid in lieu of the benefits under Article 2.

      3.1.1 Amount of Benefit. The benefit under this Section 3. 1 is the Death Benefit set forth on Schedule A for the Plan Year during which the Executive dies. This benefit is determined by vesting the Executive's beneficiary in one hundred percent (100%) of the Accrual Balance.

      3.1.2 Payment of Benefit. The Company shall pay the lump sum benefit to the Executive's beneficiary within thirty (30) days following the Executive's death.

3.2 Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under Article 2 of this Agreement, but before receiving all such payments, the Company shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.3 Death After Termination of Employment But Before Payment of a Benefit Commences. If the Executive is entitled to any benefit payments under
      Article 2 of this Agreement, but dies prior to the commencement of benefit payments, the Company shall pay the same benefit to which the Executive was entitled to prior to death to the Beneficiary, except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                   Article 4
                                  Beneficiaries

4.1 Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Executive participates.

4.2 Beneficiary Designation Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's Beneficiary designation shall be


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Salary Continuation Agreement
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      deemed automatically revoked if the Beneficiary  predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

4.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

                                   Article 5
                               General Limitations

5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company's Board of Directors terminates the Executive's employment for:

            (a)   Gross negligence or gross neglect of duties to the Company;

            (b) Commission of a felony or of a gross misdemeanor involving moral turpitude;


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Salary Continuation Agreement
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            (c)   Fraud or willful  violation of any law or significant  Company policy committed in connection with the Executive's employment and resulting in a material adverse effect on the Company; or

            (d) Issuance of an order for removal of the Executive by the Company's banking regulators.

            Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated by reason of violating Section 5.1(c) until Executive is notified in writing by the Company (or its successor entity) of a determination of a violation of Section 5.1(c), specifying the particulars thereof in reasonably sufficient detail, and giving the Executive a reasonable opportunity (of not less than ten (10) days), together with his counsel, to explain to the Company why there has been no violation of
      Section 5.1(c), followed by a finding by the Company (i) that in the good faith opinion of the Company (or its successor entity) the Executive had committed an act described in Section 5.1(c) above, (ii) specifying the particulars thereof in detail, and (iii) determining that such violation has not been corrected, or is not capable of correction. Nothing herein shall limit the right of the Executive or his Beneficiary to contest the validity or propriety of any such determination.

5.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within three (3) years after the Effective Date. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Company on the Executive's life.

5.3   Excess Parachute Payment.

      5.3.1 Notwithstanding any provision of this Agreement to the contrary, and subject to Section 5.3.2 below, the Company shall not be required to pay any benefit under this Agreement if, upon the advice of counsel, the Company determines that the payment of such benefit would be prohibited by 12 C.F.R. Part 359 or any successor regulations regarding employee compensation promulgated by any regulatory agency having jurisdiction over the Company or its affiliates.

      5.3.2 Notwithstanding the preceding, in the event that the Executive becomes entitled to the benefits under this Agreement, and any such benefits will be subject to the tax (the "Excise Tax") imposed by
            Section 4999 of the Code, the Company shall pay to the Executive coincident with the first payment of benefits under this Agreement pursuant to the provisions of Article 2 or 3 of this Agreement, an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax on the benefits and after application of any federal, state, or local income taxes on the benefits and the


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            Gross-Up  Payments,  shall be equal to the benefits  provided  under
            Article 2 or 3 of this Agreement.

            (a) For purposes of determining whether any of the benefits provided under this Agreement will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Executive in connection with a change in control of the Company, or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code, (ii) the amount of the benefits provided under this Agreement which shall be treated as subject to the Excise Tax shall be equal to the lesser of
                  (A) the total amount of the such benefits, or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) and (4) (after applying clause (i), above), and
                  (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

            (b) For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rates of taxation in the state and locality of your residence on the Executive incurs a Termination of Employment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local texas.

            (c) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Executive incurs a Termination of Employment, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the Executive's Termination of Employment (including by reason of any payment, the existence or amount of which cannot be determined at the time of the


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                  Gross-Up  Payment),  the  Company  shall  make  an  additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time the amount of such excess is finally determined.

                                   Article 6
                          Claims And Review Procedures

6.1 Claims Procedure. An Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

      6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

      6.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within forty-five (45) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an up to an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial 45-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision. If there is an extension, a decision on the claim shall be made as soon as possible, but not later than one hundred five (105) days after receipt by the Plan Administrator of your initial claim for benefits.

      6.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

            (a)   The specific reasons for the denial;

            (b) A reference to the specific provisions of the Agreement on which the denial is based;

            (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

Nexity Bank
Salary Continuation Agreement
================================================================================

            (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

            (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for an appeal and a full and fair review by the Plan Administrator of the denial, as follows:

      6.2.1 Initiation - Written Request. To initiate the claim denial review, the claimant, within one hundred eighty (180) days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

      6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

      6.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

      6.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within forty-five (45) days after receiving the request for review. If the Plan Administrator deteimines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional forty-five (45) days by notifying the claimant in writing, prior to the end of the initial 45-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision. This extension may only be made where there are special circumstances which are communicated to you in writing within the initial forty-five (45) day period. If there is an extension, a decision on your appeal shall be made as soon as possible, but not later than ninety (90) days after receipt by the Plan Administrator of your initial claim for review.

Nexity Bank
Salary Continuation Agreement
================================================================================

      6.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in. writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

            (a)   The specific reasons for the denial;

            (b) A reference to the specific provisions of the Agreement on which the denial is based;

            (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

            (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                   Article 7
                           Amendments and Termination

      This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive. Provided, however, if the Company's
Board of Directors determines that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability or retirement, the Company may amend or terminate this Agreement. Upon such amendment or termination the Company shall pay benefits to the Executive as if Involuntary Termination occurred on the date of such amendment or termination, regardless of whether Involuntary Termination actually occurs.

      Notwithstanding the previous paragraph in this Article 7, the Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits); or
(iii) otherwise cause the Agreement to violate ERISA or the Code, provided, however, that the Company shall in good faith negotiate with the Executive to provide an alternative agreement or arrangement in place of this Agreement, which alternative agreement or arrangement provides substantially similar benefits as this Agreement.

Nexity Bank
Salary Continuation Agreement
================================================================================

                                   Article 8
                          Administration of Agreement

8.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

8.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

8.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive and such other pertinent information as the Plan Administrator may reasonably require.

8.6 Annual Statement. The Plan Administrator shall provide to the Executive, within 120 days after the end of each Plan Year, a statement setting forth the benefits payable under this Agreement.

Nexity Bank
Salary Continuation Agreement
================================================================================

                                   Article 9
                                 Miscellaneous

9.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

9.2   Arbitration.

      9.2.1 In the event of any claim or controversy arising out of or relating to this Agreement or the breach of this Agreement, the parties agree that all such claims or controversies shall be resolved by final and binding arbitration in Jefferson County, Alabama in accordance with the Commercial Arbitration Rules of the American Arbitration
            Association in effect on the date when the claim or controversy first arises. Either party must communicate its request for arbitration under this section in writing ("Arbitration Notice") to the other party within one hundred twenty (120) days from the date the claim or controversy first arises. Failure to communicate Arbitration Notice within one hundred twenty (120) days shall constitute a waiver of any such claim or controversy.

      9.2.2 All claims or controversies subject to arbitration under this section shall be submitted to an arbitration hearing within thirty
            (30) days from the date Arbitration Notice is communicated by either party. All claims or controversies submitted to arbitration under this section shall be resolved by a panel of three (3) arbitrators who are licensed to practice law in the State of Alabama and who are experienced in the arbitration of employment disputes. These arbitrators shall be selected in accordance with the applicable Commercial Arbitration Rules or by agreement of the parties. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a decision on any claim or controversy within thirty (30) days from the date the arbitration hearing is completed. The parties shall have the right to be represented by legal counsel at any arbitration hearing. The costs of any arbitration hearing, including the attorneys' fees incurred by both parties (including any costs, expenses or attorneys' fees incurred in filing any lawsuit to compel arbitration under subsection (c), if applicable), shall be paid by the Company if it is the losing party. Otherwise each party shall bear an equal share of the costs of the arbitration hearing, and its own expenses and attorneys' fees.

      9.2.3 The arbitration provisions in this section are subject to the Federal Arbitration Act 9 U.S.C. " 1 et seq. (or any successor provisions) and may be specifically enforced by any party, and submission to arbitration proceedings compelled, by any court of competent jurisdiction. The

Nexity Bank
Salary Continuation Agreement
================================================================================

            decision of the arbitrators may be specifically enforced by any party in any court of competent jurisdiction.

9.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

9.4   Non-Transferability.   Benefits  under  this  Agreement  cannot  be  sold,
      transferred, assigned, pledged, attached or encumbered in any manner.

9.5 Tax Withholding. The Company shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Company's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Alabama, except to the extent preempted by the laws of the United States of America.

9.7 Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and Beneficiary have no preferred or secured claim.

9.8 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

9.9 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

Nexity Bank
Salary Continuation Agreement
================================================================================

9.10 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.11 Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

9.12 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.13 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.14 Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                                 Gregary L. Lee
                               2211 Southwood Road
                          Vestavia Hills, Alabama 35216

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

                                    ********

Nexity Bank
Salary Continuation Agreement
================================================================================

      IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have signed this Agreement.

EXECUTIVE:                                COMPANY:

                                          Nexity Bank

                                          By
-------------------------------                   ------------------------------
Gregary L. Lee
                                          Title
                                                  ------------------------------

Nexity Bank
Salary Continuation Agreement
BENEFCIARY DESIGNATION FORM
================================================================================

                          BENEFICIARY DESIGNATION FORM

I designate the following as beneficiary of benefits under the Agreement payable following my death:

Primary:
             -------------------------------------------------------------------

--------------------------------------------------------------------------------

Contingent:
             -------------------------------------------------------------------

--------------------------------------------------------------------------------

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:
                     ----------------------------------------

Signature:                                                       Date:
                     ----------------------------------------         ----------

--------------------------------------------------------------------------------
SPOUSAL CONSENT (Required if Spouse not named beneficiary):

I consent to the beneficiary designation above, and acknowledge that if I am named beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.


Spouse Name:
                     ----------------------------------------

Signature:                                                       Date:
                     ----------------------------------------         ----------
--------------------------------------------------------------------------------

Received by the Plan Administrator this_________day of__________, 20____.

By:
                     -----------------------------------------

Title:
                     -----------------------------------------

                                 Gregary L. Lee

--------------------------------------------------------------------------------
                           Schedule A Date: 01/01/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Plan Effective Date:  01/01/2004             Plan Anniversa Date:  1/1
--------------------------------------------------------------------------------
Normal Retirement Age:  65                  Normal Retirement Date:  8/4/2024
--------------------------------------------------------------------------------
        Discount Rate:  7.00%          Discount Rate E ective Date:  01/01/2004
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                       COC &
                                                                                      COC &       Involuntary or        Pre-
      Plan                        Voluntary     Involuntary                         Voluntary      Constructive      retirement
      Year            Accrual    Termination    Termination       Disability       Termination      Termination        Death
     Ending(1)        Balance      Benefit        Benefit           Benefit          Benefit          Benefit         Benefit
---------------------------------------------------------------------------------------------------------------------------------
Dec 2004              17,213       8,606          17,213            82,500           123,750          328,346         17,213
---------------------------------------------------------------------------------------------------------------------------------

----------------------------
IF THERE IS A CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND THE PLAN AGREEMENT, THE TERMS AND PROVISIONS OF THE PLAN AGREEMENT SHALL PREVAIL.

--------------------------
(1) If a triggering event occurs during a Plan Year, the benefit shall be determined by subtracting the ending Accrual Balance for the previous Plan Year from the projected ending Accrual Balance from the current Plan Year, and prorating that difference over the number of full calendar months from the prior plan anniversary to the triggering event.

                   Hypothetical Termination Benefits Schedule


Gregary L. Lee
DOB: 8/04/1959                                    Early Voluntary          Early Voluntary         COC and Voluntary
Plan Anniv Date: 1/1/2005                           Termination              Termination              Termination
Normal Retirement: 8/4/2024, Age 65                   Lump Sum                 Lump Sum               Installment
Payment:  Monthly Installments                  Payable Immediately      Payable Immediately         Payable at 65
                      Benefit       Accrual                  Based On                 Based On                Based On
           Discount   Level 2       Balance      Vesting     Accrual      Vesting     Accrual      Vesting     Benefit
 Period      Rate       (1)           (2)          (3)         (4)          (5)         (6)          (7)         (8)
Dec 2004        7%       82,500       17,213       50%        8,606         100%        17,213      100%       123,750
Dec 2005        7%       89,513       37,275       60%       22,365         100%        37,275      100%       129,938
Dec 2006        7%       97,020       60,675       70%       42,473         100%        60,675      100%       136,434
Dec 2007        7%      105,054       87,995       80%       70,396         100%        87,995      100%       143,256
Dec 2008        7%      113,650      119,923       90%      107,930         100%       119,923      100%       150,419
Dec 2009        7%      122,842      157,281      100%      157,281         100%       157,281      100%       157,940
Dec 2010        7%      132,669      201,054      100%      201,054         100%       201,054      100%       165,837
Dec 2011        7%      143,172      252,429      100%      252,429         100%       252,429      100%       174,129
Dec 2012        7%      154,394      312,843      100%      312,843         100%       312,843      100%       182,835
Dec 2013        7%      166,380      384,048      100%      384,048         100%       384,048      100%       191,977
Dec 2014        7%      179,178      468,207      100%      468,207         100%       468,207      100%       201,576
Dec 2015        7%      192,841      568,009      100%      568,009         100%       568,009      100%       211,654
Dec 2016        7%      207,421      686,853      100%      686,853         100%       686,853      100%       222,237
Dec 2017        7%      222,978      829,109      100%      829,109         100%       829,109      100%       233,349
Dec 2018        7%      239,572    1,000,528      100%    1,000,528         100%     1,000,528      100%       245,017
Dec 2019        7%      257,267    1,208,927      100%    1,208,927         100%     1,208,927      100%       257,267
Dec 2020        7%      270,131    1,454,915      100%    1,454,915         100%     1,454,915      100%       270,131
Dec 2021        7%      283,637    1,749,904      100%    1,749,904         100%     1,749,904      100%       283,637
Dec 2022        7%      297,819    2,112,952      100%    2,112,952         100%     2,112,952      100%       297,819
Dec 2023        7%      312,710    2,583,618      100%    2,583,618         100%     2,583,618      100%       312,710
Aug 2024        7%      328,346    3,061,962      100%    3,061,962         100%     3,061,962      100%       328,346


                 Disability         COC and Involuntary
                                      or Constructive      Pre-retire.
                Installment             Installment      Death Benefit
               Payable at 65          Payable at 65         Lump Sum
                      Based On               Based On       Based On
           Vesting     Benefit    Vesting     Benefit       Accrual
 Period      (9)         (10)       (11)        (12)           (13)
Dec 2004    100%        82,500      100%      328,346       17,213
Dec 2005    100%        89,513      100%      328,346       37,275
Dec 2006    100%        97,020      100%      328,346       60,675
Dec 2007    100%       105,054      100%      328,346       87,995
Dec 2008    100%       113,650      100%      328,346      119,923
Dec 2009    100%       122,842      100%      328,346      157,281
Dec 2010    100%       132,669      100%      328,346      201,054
Dec 2011    100%       143,172      100%      328,346      252,429
Dec 2012    100%       154,394      100%      328,346      312,843
Dec 2013    100%       166,380      100%      328,346      384,048
Dec 2014    100%       179,178      100%      328,346      468,207
Dec 2015    100%       192,841      100%      328,346      568,009
Dec 2016    100%       207,421      100%      328,346      686,853
Dec 2017    100%       222,978      100%      328,346      829,109
Dec 2018    100%       239,572      100%      328,346    1,000,528
Dec 2019    100%       257,267      100%      328,346    1,208,927
Dec 2020    100%       270,131      100%      328,346    1,454,915
Dec 2021    100%       283,637      100%      328,346    1,749,904
Dec 2022    100%       297,819      100%      328,346    2,112,952
Dec 2023    100%       312,710      100%      328,346    2,583,618
Aug 2024    100%       328,346      100%      328,346    3,061,962

         August 4, 2024 Retirement; September 1, 2024 First Payment Date

1     The first line reflects 12 months of data, January 2004 to December 2004.

2 The benefit amount is based on 100% of current compensation. Compensation is based on $82,500 initially, inflating at 0.00% each year to $328,346 at retirement.

* The purpose of this hypothetical illustration is to show the participant's annual benefit based on various termination assumptions. Actual benefits are based on the terms and provisions of the plan agreement executed between the company and participant and may differ from those shown.

Copyright (C) 2003 Clark Consulting                                        Securities offered through Clark Securities, Inc.,
Salary Continuation Plan fur Nexity Bank - Birmingham, AL       a wholly owned subsidiary of Clark, Inc., member NASD & SIPC,
1003062 20205 161085 v5.31.39 03/17/2004:12 SCP-SD NB                                  Los Angeles, CA 90071, (213) 486-6300.